                                                                    Exhibit 11.1

                        Wilsons The Leather Experts Inc.
                  Computation Of Net Income Per Common Share
           Period From Inception (May 26, 1996) to February 1, 1997

      Weighted average number of issued shares outstanding      7,650,000

      Effect of:
          1996 Stock Option Plan                                   78,377
          Melville Warrant to purchase common stock             1,242,000
          Conversion of Series A Preferred Stock                  617,083
                                                              -----------

      Weighted average shares outstanding                       9,587,460
                                                              ===========
      Net income                                              $23,906,000
                                                              ===========
      Net income per common share                                   $2.49
                                                                     ====